Exhibit 99.1

Advaxis to Continue to Explore Additional Options to Maximize Stockholder Value

Stockholders approved Proposal 1 in support of Biosight merger

Proposal 2 reverse stock split, a condition for completing the merger of Advaxis and Biosight, was not approved

MONMOUTH JUNCTION, N.J., December 17, 2021 (GLOBE NEWSWIRE) — Advaxis, Inc. (Nasdaq: ADXS), a clinical-stage biotechnology company focused on the development and commercialization of immunotherapy products, today announced that following the conclusion of its second reconvened special meeting of stockholders on December 16, 2021, it plans to continue to explore additional options to maximize stockholder value. The Company’s Proposal 2 to authorize a reverse stock split, a condition to consummating the Company’s agreed upon merger with Biosight, was not approved at the meeting.

Voting results at the first reconvened special meeting of stockholders held on December 7, 2021 signaled support for the Biosight merger through the approval of Proposal 1, which related to the issuance of shares of common stock of Advaxis to shareholders of Biosight pursuant to the terms of the merger agreement, as well as the change of control resulting from the merger (“merger proposal”). The merger proposal received the requisite stockholder votes by a clear majority of votes cast and, as a result, has passed.

While Proposal 2, the reverse stock split proposal, also received the support of a clear majority of the votes cast, this proposal had a higher vote threshold as a matter of law, requiring the support of the majority of total shares outstanding. Approval of a reverse stock split as contemplated by Proposal 2 is a condition for completing the merger of Advaxis and Biosight. The Company intends to provide an update on these matters in the near future.

About Advaxis, Inc.

Advaxis, Inc. is a clinical-stage biotechnology company focused on the development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors.

To learn more about Advaxis, visit www.advaxis.com and connect on Twitter, LinkedIn, Facebook and YouTube.

Important Information about the Merger and Where to Find It

This press release contains information that relates to a proposed transaction between the Company and Biosight Ltd. (“Biosight”) pursuant to the Agreement and Plan of Merger and Reorganization, dated July 4, 2021 by and among the Company, Biosight and other parties referenced therein (the “Merger Agreement”). The Company filed with the SEC a definitive proxy statement / prospectus contained in a registration statement on Form S-4, as amended, and the Company has mailed the definitive proxy statement / prospectus and other relevant documentation to Company stockholders. This document does not contain all the information that should be considered concerning the proposed transaction. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination.

Completion of the proposed transactions is subject to approval by the stockholders of Advaxis, Inc. and certain other conditions.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; the failure of either party to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals; uncertainties as to the timing of the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the Company’s history of net operating losses and uncertainty regarding its ability to achieve profitability; expected clinical development of the Company’s drug product candidates, statements about the Company’s balance sheet position, including the sufficiency of the Company’s cash and cash equivalents to fund its obligations into the future, and statements related to the goals, plans and expectations for the Company’s ongoing clinical studies. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, the definitive proxy statement on Schedule 14A, filed on October 21, 2021, its Annual Report on Form 10-K, filed on January 22, 2021, and its periodic reports on Form 10-Q and Form 8-K. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contact:

Tim McCarthy, LifeSci Advisors, LLC

212.915.2564

tim@lifesciadvisors.com